SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

         Filed by the registrant  [ X ]

         Filed by a party other than the registrant  [   ]

         Check the appropriate box:

         [   ]    Preliminary proxy statement

         [ X ]    Definitive proxy statement

         [   ]    Definitive additional materials

         [   ]    Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                          COMMUNITY CAPITAL CORPORATION
                (Name of Registrant as Specified in Its Charter)



Payment of filing fee (Check the appropriate box):

         [X]      No fee required.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  May 19, 1997



         Notice is hereby given that the Annual Meeting of Shareholders of Community Capital Corporation will be held in the Board Room of Greenwood Bank & Trust at 109 Montague Avenue, Greenwood, South Carolina on Monday, May 19, 1997, at 4:00 p.m., for the following purposes:

         (1)         To elect nine members to the Board of Directors;

         (2) To ratify the appointment of Tourville, Simpson & Henderson, Certified Public Accountants, as the Company's independent auditors for the fiscal year ending December 31, 1997; and

         (3) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         Only shareholders whose names appeared of record on the books of the Company on April 7, 1997 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

         You are cordially invited and urged to attend the Annual Meeting in person, but if you are unable to do so, please date, sign and promptly return the enclosed proxy in the enclosed, self-addressed, stamped envelope. If you attend the Annual Meeting and desire to revoke your proxy and vote in person, you may do so. In any event, a proxy may be revoked at any time before it is exercised.

                                    By Order of the Board of Directors


                                    William G. Stevens
                                    President and Chief Executive Officer


                                    Charles J. Rogers
                                    Chairman of the Board

Greenwood, South Carolina
April 14, 1997

                          COMMUNITY CAPITAL CORPORATION
                               109 MONTAGUE AVENUE
                         GREENWOOD, SOUTH CAROLINA 29646


                                 PROXY STATEMENT


GENERAL

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Community Capital Corporation (the "Company") to be used in voting at the Annual Meeting of Shareholders of the Company to be held in the Board Room of Greenwood Bank & Trust (the "Greenwood Bank") at 109 Montague Avenue, Greenwood, South Carolina, on Monday, May 19, 1997, at 4:00 p.m., and at any adjournment thereof. The purposes of the Annual Meeting are (a) to elect nine directors for terms varying from one to three years, (b) to ratify the appointment of Tourville, Simpson & Henderson, Certified Public Accountants, as the Company's independent auditors for the fiscal year ending December 31, 1997, and (c) to transact such other business as may properly come before the Annual Meeting or any adjournment thereof. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders commencing on or about April 14, 1997.

         Any shareholder who executes the form of proxy referred to in this Proxy Statement may revoke it at any time before it is exercised. The proxy may be revoked by either giving written notice to the Secretary of the Company of such revocation, or by executing and delivering to the Secretary of the Company a proxy bearing a later date. The voting of such proxy will be suspended if the person executing the proxy attends the Annual Meeting and elects to vote in person. Whether or not you plan to attend, you are urged to sign and return the enclosed proxy.

         The cost of preparing, assembling and mailing this Proxy Statement and the form of proxy will be borne by the Company. Directors, officers and employees of the Company may also solicit proxies personally or by mail, telephone or telegram. No compensation will be paid for such solicitations. In addition, the Company may request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward the Company's proxy solicitation materials to the beneficial owners of the Company's common stock, $1.00 par value (the "Common Stock"), held of record by such entities, and the Company will reimburse their reasonable forwarding expenses.

VOTING SECURITIES OUTSTANDING

         The Board of Directors has fixed April 7, 1997 as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or at any adjournments thereof. As of the Record Date, there were 2,894,708 issued and outstanding shares of the Common Stock held of record by approximately 1,422 shareholders. All of such shares are eligible to be voted on each matter currently scheduled to come before the Annual Meeting and there are no other outstanding shares of capital stock of the Company eligible to be voted at the Annual Meeting. Cumulative voting for the election of directors is not available under the Company's Articles of Incorporation. Consequently, each share of Common Stock is entitled to one vote on each matter to be voted upon at the Annual Meeting.

         The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting or any adjournment thereof. If a quorum is not present or represented at the meeting, the shareholders entitled to vote, present in person or represented by proxy, have the power to adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present or represented. Directors, officers and regular employees of the Company may solicit proxies for the reconvened meeting in person or by mail, telephone or telegraph. At any such reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally scheduled.

SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth certain information known to the Company regarding the beneficial ownership of the Common Stock of the Company as of the Record Date. Information is presented for (i) each director and executive officer of the Company, individually, and (ii) all directors and executive officers of the Company, as a group. As of the Record Date, other than as reflected in the following table, the Company did not know of any shareholder who was the beneficial owner of five percent or more of the Common Stock. Except as otherwise specified in the notes to the following table, each of the shareholders named in the table has indicated to the Company that such shareholder has sole voting and investment power with respect to all shares of Common Stock beneficially owned by that shareholder.


                                                                          NUMBER OF SHARES
                                                                            BENEFICIALLY
NAME                                                                          OWNED (1)       Percentage (1)
----------------------------                                              ----------------   ----------------

George B. Park............................................................      67,704 (2)             2.3%

William G. Stevens........................................................      54,685 (3)             1.9

David P. Allred...........................................................      53,248 (4)             1.8

Charles J. Rogers.........................................................      51,437 (5)             1.8

John W. Drummond..........................................................      38,667 (6)             1.3

Lex D. Walters............................................................      38,027 (7)             1.3

Joseph H. Patrick, Jr.....................................................      36,800 (8)             1.3

Wayne Q. Justesen, Jr.....................................................      31,408 (9)             1.1

H. Edward Munnerlyn.......................................................      30,610(10)             1.1

Thomas C. Lynch, Jr.......................................................      23,518(11)              *

Donna W. Robinson.........................................................      21,189(12)              *

James H. Stark............................................................      15,939(13)              *

Patricia C. Edmonds.......................................................      15,701(14)              *

Clinton C. Lemon, Jr......................................................      15,180                  *

Robert C. Coleman.........................................................      13,918(15)              *

Thomas E. Skelton.........................................................      13,230(16)              *

James M. Horton...........................................................       7,272                  *

Marshall L. Martin, Jr....................................................       4,545                  *

James A. Lollis...........................................................       4,545                  *

George D. Rodgers.........................................................       4,425(17)              *


All directors and executive officers
   as a group (20 persons)................................................     542,048                17.3


*        Amount represents less than 1.0%.

(1) Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock issuable upon the exercise of options currently exercisable or convertible, or exercisable or convertible within 60 days, are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person. Percentage ownership is based on 2,894,708 shares outstanding on the Record Date.

(2) Includes 24,309 shares issuable pursuant to currently exercisable stock options. The address of Mr. Park is 2860 Cokesbury Road, Greenwood, South Carolina.

(3) Includes 42,078 shares issuable pursuant to current exercisable stock options, 8,865 shares held by Mr. Steven's wife, and 363 shares held by Mr. Steven's wife as custodian for Mr. Steven's daughter.

(4) Includes 4,630 shares held by Dr. Allred's wife and 24,309 shares issuable pursuant to currently exercisable stock options.

(5) Includes 100 shares held jointly with Mr. Roger's wife, an aggregate of 4,046 shares held by Mr. Rogers for his grandchildren, and 18,231 shares issuable pursuant to currently exercisable stock options.

(6) Includes 18,231 shares issuable pursuant to currently exercisable stock options.

(7) Includes 463 shares held by Mr. Walter's wife and 18,231 shares issuable pursuant to currently exercisable stock options.

(8) Includes 12,458 shares held jointly with Mr. Patrick's wife, an aggregate of 240 shares held by Mr. Patrick's wife as custodian for two of Mr. Patrick's sons, 1,178 shares held as an IRA for Mr. Patrick's wife and 15,193 shares issuable pursuant to currently exercisable stock options.

(9) Includes an aggregate of 328 shares held by Mr. Justesen as custodian for two of Mr. Justesen's sons, 695 shares held by Wee Lynn Justesen as custodian for Mr. Justesen's three sons, and 15,193 shares issuable pursuant to currently exercisable stock options.

(10) Includes 32 shares held by Mr. Munnerlyn's wife, 32 shares held by Mr. Munnerlyn's son and 15,193 shares issuable pursuant to currently exercisable stock options.

(11)     Includes 22,452 shares held jointly with Mr. Lynch's wife.

(12) Includes 22 shares held by Ms. Robinson for her granddaughter and 16,537 shares issuable pursuant to currently exercisable stock options.

(13) Includes 13,512 shares issuable pursuant to currently exercisable stock options.

(14) Includes 6,076 shares held jointly with Ms. Edmonds' husband and 6,076 shares issuable pursuant to currently exercisable stock options.

(15) Includes 2,428 shares held jointly with Mr. Coleman's two children and 7,595 shares issuable pursuant to currently exercisable stock options.

(16)     Includes 2,205 shares held jointly with Mr. Skelton's wife.

(17) Includes 183 shares in an IRA for Mr. Rodgers' wife and 27 shares held by Mr. Rodgers' daughter.

         Section 16(a) of the Securities Exchange Act of 1934 (the "Act") requires the Company's directors and officers to file reports of holdings and transactions in the Company's securities with the Securities and Exchange Commission (the "SEC"). On the basis of Company records and other information, the Company believes that all SEC filing requirements under Section 16(a) of the Act applicable to its officers and directors with respect to the Company's fiscal year ended December 31, 1996 were complied with.

EXECUTIVE OFFICERS

         The following individuals constitute the executive officers of the Company.


NAME                        POSITION(S) CURRENTLY HELD WITH THE COMPANY AND THE GREENWOOD BANK

William G. Stevens          President and Chief Executive Officer of the Company and the Greenwood Bank.
                            Mr. Stevens has held such position with the Company for over five years.

James H. Stark              Chief Financial Officer, Executive Vice President, and Secretary of the Company
                            and Senior Vice President, Cashier, and Secretary of the Greenwood Bank.  Mr.
                            Stark has held such position with the Company for over five years.


                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS


         Nine directors are to be elected at the Annual Meeting. The Company's Articles of Incorporation provide for a classified Board of Directors which at the date of the Annual Meeting will consist of nineteen directorships divided into one class of seven directorships and two classes of six directorships each, with one class of directorships expiring at the Annual Meetings in each of 1997, 1998 and 1999.

         In connection with the organization on February 28, 1997 of The Bank of Barnwell County, a South Carolina state bank and wholly-owned subsidiary of the Company (the "Barnwell Bank"), the Board of Directors of the Company was expanded from fifteen to seventeen members, and the then existing Board of Directors of the Company appointed the following two individuals to fill the newly-created vacancies: Marshall L. Martin, Jr. and Clinton C. Lemon, Jr. Subsequently, in connection with the organization on March 25, 1997 of The Bank of Belton, also a South Carolina state bank and wholly-owned subsidiary of the Company (the "Belton Bank"), the Board of Directors of the Company was expanded from seventeen to nineteen members, and the then existing Board of Directors of the Company appointed the following two individuals to fill such newly-created vacancies: James A. Lollis and James M. Horton. A total of nine directorships will expire on the date of the forthcoming Annual Meeting, including the four appointed directorships referenced above.

         The Nominating Committee of the Board of Directors has nominated the nine nominees listed below for election to the Board of Directors. In order to comply with the statutory requirement that, as near as possible, an equal number of directors exist in each class of directors, seven individuals are being nominated to serve from the date of their election at the Annual Meeting until the 2000 Annual Meeting of Shareholders, one individual is being nominated to serve from the date of his election at the Annual Meeting until the 1999 Annual Meeting of Shareholders, and one individual is being nominated to serve from the date of his election at the Annual Meeting until the 1998 Annual Meeting of Shareholders, and all until their respective successors shall have been elected and qualified. In accordance with the Bylaws of the Company, those nominees receiving the greatest number of votes cast (although not necessarily a majority of the votes cast) at the Annual Meeting will be elected to the Board of Directors. Cumulative voting in the election of directors is not permitted by the Company's Articles of Incorporation.

         The persons named in the accompanying proxy have been designated by the Board of Directors and, unless authority is specifically withheld, they intend to vote for the election of the nine nominees listed below. A shareholder executing the enclosed proxy may vote for all or any of the nominees or may withhold such vote from any or all nominees. In each case where the shareholder has appropriately specified how the proxy is to be voted, it will be voted in accordance with such shareholder's specifications. Although it is not contemplated that any of the nominees will become unable to serve prior to the Annual Meeting, the persons named on the enclosed proxy will have the authority to vote for the election of other persons in accordance with their best judgment.

        THE PERSONS NAMED IN THE FORM OF PROXY WILL VOTE THE PROXY AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED BELOW.

         Set forth below is the age and certain other biographical information with respect to each of the nine nominees for election as directors at the forthcoming Annual Meeting and with respect to each of the directors whose terms will continue beyond the Annual Meeting. All of the nominees are currently members of the Board of Directors, and all of the current directors except James M. Horton, Clinton C. Lemon, Jr., James A. Lollis, Thomas C. Lynch, Jr., Marshall L. Martin, Jr., Donna W. Robinson, George D. Rodgers, and Thomas
E. Skelton have served as directors of the Company since its inception.

NOMINEES FOR DIRECTORS WHOSE TERMS EXPIRE IN 2000:

         JOHN W. DRUMMOND, 77, has owned and operated Drummond Oil Company since 1960 and has served as a member of the South Carolina Senate since 1964.

         JAMES M. HORTON, 51, has served as President of Saluda Quick Stop, Inc. in Williamston, South Carolina, since 1972. Mr. Horton has served as a director of the Company since April 1997.

         CLINTON C. LEMON, JR., 52, has served as Chairman and Chief Executive Office of Southern Bulk Haulers, Inc. since 1989, and Chairman and Chief Executive Officer of Southern Tank Transport in Harleyville, South Carolina since 1994. Mr. Lemon has served as a director of the Company since March 1997.

         GEORGE B. PARK, 46, has served as President and Chief Executive Officer of Otis S. Twilley Seed Company, Inc., a mail order seed company, since August 1993 and as President and owner of GeoSeed, a seed distribution company, since August 1993, and as President and owner of Hopewood, Inc., a seed distribution company, since April 1993. Mr. Park has also served as a Managing Director of K. Sahin Zaden, B.V., a flower seed breeding and production company. Prior to 1989, he was co-owner, Vice President and Corporate Secretary of George W. Park Seed Company.

         GEORGE D. RODGERS, 53, has been the owner of Palmetto Insurance Associates, LLC and its predecessor in Clemson, South Carolina since 1985. Mr. Rodgers has served as a director of the Company since June 1995.

         CHARLES J. ROGERS, 64, has served as Chairman of the Board of Directors of the Company since January 1989. He has served as President of The Organizational Paths Company, a consulting firm for organizational strategies, since July 1993. Mr. Rogers served as team leader of the Greenwood Plant of the Monsanto Chemical Company from 1982 until June 1993.

         THOMAS E. SKELTON, 66, has served as a professor at Clemson University since 1969, and since 1992 has served as head of the Clemson University Entomology Department. Mr. Skelton has served as a director of the Company since June 1995.

NOMINEE FOR DIRECTOR WHOSE TERM EXPIRES IN 1999:

         MARSHALL L. MARTIN, JR., 42, has been employed as President and Chief Executive Officer of the Barnwell Bank since February 1997. Between October 1996 and February 1997, he was employed by the Company primarily to assist in matters relating to the organization of the Barnwell Bank. Prior to that time, he served as Vice President of NationsBank, N.A. and has been employed by such bank or its predecessor banks since 1977. Mr. Martin has served as a director of the Company since March 1997.

NOMINEE FOR DIRECTOR WHOSE TERM EXPIRES IN 1998:

         JAMES A. LOLLIS, 52, has been employed as President and Chief Executive Officer of the Belton Bank since March 1997. Between May 1996 and March 1997 he was employed by the Company primarily to assist in matters relating to the organization of the Belton Bank. Prior to that time, he served as Vice President/Data Processing Manager of First Union Bancorporation, Anderson, South Carolina and had been employed by such bank holding company since May 1990. Mr. Lollis has served as a director of the Company since April 1997.

CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 1999:

         PATRICIA C. EDMONDS, 42, has served as the Executive Director of the Upper Savannah Council of Governments since March 1990 and served as its Assistant Director from August 1984 to March 1989.

         THOMAS C. LYNCH, JR., 61, served as a pharmacist and as President of Lynch Drug Company, a retail pharmacy in Clemson, South Carolina, from 1963 until its sale to Eckerd Drug, Inc. in January 1997. Mr. Lynch has served as a director of the Company since June 1995.

         H. EDWARD MUNNERLYN, 53, has served as President and owner of Munnerlyn Company, a corporate apparel and uniforms company, since January 1989. Prior to 1989 he was employed by Greenwood Mills, Inc. ("GMI"), a textile manufacturer, for twenty years and was Executive Vice President when he left GMI in 1988.

         JOSEPH H. PATRICK, JR., 53, has served as President and co-owner of Southern Brick Company from 1984 to January 1996 and as President of Southern Resource, Inc. since January 1996.

         LEX D. WALTERS, 58, has served as President of Piedmont Technical College since 1968.

CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 1998:

         DAVID P. ALLRED, 58, is a medical doctor who has been in private practice in Saluda, North Carolina since April 1994 and was in private practice in Beaufort, South Carolina from July 1990 to December 1993. From September 1988 to July 1990, he was employed by the Medical University of South Carolina. From August 1971 through August 1988, he was in private medical practice in Greenwood, South Carolina.

         ROBERT C. COLEMAN, 51, has owned and has served as President of Coleman Realty Company since 1976.

         WAYNE Q. JUSTESEN, JR., 51, has been employed by GMI since 1978 and has served as Secretary and General Counsel of GMI since 1983.

         DONNA W. ROBINSON, 49, has been employed as President and Chief Executive Officer of the Clemson Bank and as a director of the Company since June 1995. Between September 1994 and June 1995, she was employed by the Company primarily to assist in matters relating to the organization of the Clemson Bank. Prior to September 1994, she served as a Vice President of Wachovia Bank of South Carolina and had been employed by such bank or its predecessor banks since 1973. Ms. Robinson has served as a director of the Company since June 1995.

         WILLIAM G. STEVENS, 52, has served as President and Chief Executive Officer of the Company since April 1988 and of the Greenwood Bank since January 1989. He was employed by NCNB National Bank of South Carolina (formerly Bankers Trust) for eighteen years prior to 1987.

BOARD MEETINGS AND COMMITTEES

         The Board of Directors of the Company had a total of 9 regular meetings and 1 special meetings during 1996. No director attended fewer than 75% of the total of such Board meetings and the meetings of the committees upon which the director served, except Thomas Skelton. Among the standing committees established by the Board of Directors are an Audit Committee, a Personnel Committee and a Nominating Committee.

         The Audit Committee consists of Messrs. Justesen, Munnerlyn, Park, Walters, and Drummond, Rogers, and Pettigrew. This Committee recommends to the Board of Directors the engagement of the independent auditors for the Company, determines the scope of the auditing of the books and accounts of the Company, reviews the reports submitted by the auditors, examines procedures employed in connection with the Company's internal control structure, undertakes certain other activities related to the fiscal affairs of the Company and makes recommendations to the Board of Directors as may be appropriate. This Committee met 6 times during 1996.

         The Personnel Committee consists of Messrs. Allred, Coleman, Drummond, Park, and Edmonds, Rogers, and Zielinski. This Committee monitors the Company's executive compensation plan, practice and policies, including all salaries, bonus awards and fringe benefits, and makes recommendations to the Board of Directors with respect to changes in existing executive compensation plans and the formation and adoption of new executive compensation plans. This Committee met 12 times during 1996.

         The Nominating Committee consists of all of the current directors other than the nine directors whose terms expire at the Annual Meeting. This Committee designates on behalf of the Board of Directors candidates for the directors of the class be elected at the next annual meeting of shareholders. The Nominating Committee will consider any nominee considered by the shareholders, provided the nomination is made in writing and is received by the Secretary of the Company no later than thirty days prior to the Annual Meeting, unless the Company notifies the shareholders otherwise. This Committee met 1 time during 1996.


                             MANAGEMENT COMPENSATION


COMPENSATION OF OFFICERS

         The following table summarizes the compensation earned by the Company's President and Chief Executive Officer for all services provided to the Company and the Greenwood Bank during 1996 and during each of the two prior fiscal years. No other executive officer of the Company, the Greenwood Bank or the Clemson Bank earned compensation in excess of $100,000 for services provided to the Company, the Greenwood Bank or the Clemson Bank in any of the three fiscal years reflected below.


                           SUMMARY COMPENSATION TABLE


                                                                                   LONG-TERM
                                              Annual Compensation             COMPENSATION AWARDS
                                       ---------------------------------     ----------------------
                                                                             SHARES OF COMMON STOCK       ALL OTHER
NAME AND PRINCIPAL POSITIONS            YEAR      SALARY        BONUS          UNDERLYING OPTIONS       COMPENSATION
----------------------------------
                                       ------    --------    -----------     ----------------------     -------------
William G. Stevens                      1996     $130,798      $26,801               2,500                     $3,330
  President and Chief Executive Officer 1995      115,162       12,622                -0-                       4,239
  of the Company and the Greenwood Bank 1994       109,04       19,256                -0-                       3,573



         Amounts included under the heading "Salary" for 1996, 1995 and 1994 include aggregate director compensation of $6,138, $6,420, and $6,343, respectively. Amounts included under the heading "All Other Compensation" for 1996 include (i) $896 of premiums for life insurance provided by the Company for the benefit of Mr. Stevens, and (ii) $2,434 in Company contributions to the Company's 401(k) plan for the account of Mr. Stevens. The share amount under the heading "Long-Term Compensation Awards" has been adjusted to reflect the impact of stock dividends in 1994, 1995, and 1996.


FISCAL YEAR-END OPTION VALUES

         The following table sets forth certain information with respect to the unexercised Common Stock purchase options held at December 31, 1996 by the Company's Chief Executive Officer. No options were exercised by the Chief Executive Officer in 1996.

                         DECEMBER 31, 1996 OPTION VALUE

                                                                         Value of Unexercised
                                                                              In-the-Money
                                Number of Securities Underlying                  Options
                                Unexercised Options at 12/31/96              at   12/31/96

Name                            Exercisable         Unexercisable      Exercisable         Unexercisable

William G. Stevens              42,078(1)              2,500            $57,226(2)            $5,950


---------------------

(1) Amount represents shares of Common Stock, as adjusted for the payment in May 1996 of a 5% Common Stock dividend to all shareholders.

(2) Until February 11, 1997, when the Company began trading on the American Stock Exchange, there was no established or other active trading market for the Common Stock. The value amount in the table has been calculated on the basis of an assumed fair market value of $10.00 per share of Common Stock at December 31, 1996 which was determined by the Company's Board of Directors and represents its good faith best estimate of the market price based on its knowledge of recent trading in the Common Stock. The average exercise price of the options at December 31, 1996 was $8.64 per share of Common Stock, which exercise price represents an adjustment from the original $10.00 per share exercise price as a consequence of Common Stock dividends paid since the grant of the applicable options.

COMPENSATION OF DIRECTORS

         Directors of the Company each receive $100 per meeting for their services as directors. Directors of the Greenwood Bank are each paid a fee of $200 per month for their services as directors of the Greenwood Bank, plus a fee of $50 for attending each regular and each special meeting of the Board of Directors of the Greenwood Bank and each meeting of any committee of the Board of Directors of the Greenwood Bank. The President of the Greenwood Bank is the only director of the Greenwood Bank who is not paid a fee of $50 for attending special meetings of the Board of Directors of the Greenwood Bank or meetings of any of its committees. In addition, directors of the Greenwood Bank are eligible to receive certain additional incentive compensation. See "Management Incentive Compensation Plans." Directors of the Clemson Bank, the Barnwell Bank, and the Belton Bank are not currently receiving fees for their services. All directors of the Greenwood Bank, the Clemson Bank, the Barnwell Bank, and the Belton Bank are reimbursed by their respective Bank for all out-of-pocket expenses reasonably incurred by them in the discharge of their duties as directors, including out-of-pocket expenses incurred in attending meetings of the Board of Directors and committees of their respective Boards of Directors.

EXECUTIVE SUPPLEMENTAL COMPENSATION PLAN

         During 1993, the Boards of Directors of the Greenwood Bank and the Company adopted the Executive Supplemental Compensation Plan (the "Executive Plan") pursuant to which the Chief Executive Officer and certain other executive officers of the Greenwood Bank are provided with certain salary continuation benefits upon their respective retirements. The Executive Plan also provides for benefits in the event of early retirement or death. In the event of a substantial change in control of the Company (generally defined as the acquisition of a 20% or greater ownership interest in the Greenwood Bank or the Company), the participants in the Executive Plan become fully vested in their respective death benefits and all amounts credited toward their respective retirement benefit accounts. The Executive Plan is designed to provide participating employees (or the participant's beneficiary, as applicable) with both a pre-retirement death benefit based on a percentage of the employee's current compensation and a post-retirement annuity benefit designed to provide the employee with a certain percentage of the employee's final average income at retirement age. The Executive Plan requires that the participating employees be employed by the Greenwood Bank at the earlier of death or retirement in order for the participant or the participant's beneficiary to be eligible to receive benefits under the Executive Plan. While the employee is receiving benefits under the Executive Plan, the Executive Plan prohibits the employee from competing with the Greenwood Bank and requires the employee to be available for consulting work for the Greenwood Bank. The Executive Plan is an unfunded plan, although the Company and the Greenwood Bank have the right to acquire investments to indirectly provide funding

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of the benefits payable under the Executive Plan. Life insurance policies have been purchased by the Greenwood Bank to offset a portion of the liabilities associated with the obligation to pay death and retirement benefits under the Executive Plan. As of April 1, 1997, William G. Stevens, the Company's and the Greenwood Bank's Chief Executive Officer, James H. Stark, Senior Vice President, Secretary and Cashier of the Greenwood Bank and Executive Vice President and CFO of the Company, and T. Terry Adkins and S. Hazel Hughes, Executive Vice Presidents of the Greenwood Bank, were covered under the Executive Plan.

MANAGEMENT INCENTIVE COMPENSATION PLANS

         During 1993, the Board of Directors of the Greenwood Bank designed and implemented two incentive compensation plans designed to provide incentive compensation to selected members of the Greenwood Bank management and to all members of the Board of Directors of the Greenwood Bank. A separate plan covers the executives as a group and the directors as a group. Each of the two plans establishes certain annual target goals of returns on assets for the Greenwood Bank and allocates compensation to participants in such plan based on the level of return on assets reached by the Greenwood Bank during the year. Target levels of return on assets are determined by the Board of Directors of the Greenwood Bank on an annual basis.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH MANAGEMENT

         Each of the Greenwood Bank, the Clemson Bank, the Barnwell Bank, and the Belton Bank, in the ordinary course of its business, makes loans to and has other transactions with directors, officers, principal shareholders of the Company and their associates ("Affiliated Persons"). All loans, other extensions of credit and other transactions between Affiliated Persons and any of the Greenwood Bank, the Clemson Bank, the Barnwell Bank, the Belton Bank or the Company are made on substantially the same terms, including rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated third parties and do not involve more than the normal risk of collectibility or present other unfavorable features. The Greenwood Bank, the Clemson Bank, the Barnwell Bank and the Belton Bank expect to continue to enter into transactions in the ordinary course of business on similar terms with such Affiliated Persons. The aggregate dollar amounts of such loans outstanding to Affiliated Persons of the Greenwood Bank, the Clemson Bank, the Barnwell Bank and the Belton Bank were approximately $3,025,222, $1,036,980, $0, and $0, respectively, at December 31, 1996.

LEASE OF BANK BRANCHES

         In connection with the establishment by the Greenwood Bank of a new branch in Ninety Six, South Carolina, the Greenwood Bank has assumed a five-year lease (the "Ninety Six Lease") from John W. Drummond for approximately two-thirds of an acre of land at Church and West Main Streets in Ninety Six. Mr. Drummond is a principal shareholder of the Company and is a director of the Company and of the Greenwood Bank. The Ninety Six Lease expires on July 31, 1999 and provides for escalating annual rental payments of $4,800, $6,000, $7,200, $9,600 and $10,000 in years one, two, three, four and five, respectively, of the Ninety Six Lease The Greenwood Bank is responsible for all taxes, fees, utilities, maintenance and insurance costs relating to the leased premises. During the term of the Ninety Six Lease, the Greenwood Bank is also obligated to erect and maintain a portable building on the leased premises which the Greenwood Bank is obligated to remove upon the expiration or earlier termination of the Ninety Six Lease. The Ninety Six Lease grants the Greenwood Bank during the term of the Ninety Six Lease the option to purchase the leased premises for $90,000, such purchase price being based upon an independent appraisal of such property conducted as of July 20, 1994. The Company believes that the terms of the Ninety Six Lease are no more or less favorable to the Greenwood Bank than those that would be obtainable through arms' length negotiations with unrelated third parties for similar property.

         In connection with the establishment by the Greenwood Bank of a new branch in Greenwood, South Carolina, the Company has executed a ten-year lease (the "Laurel Lease") from Robert C. Coleman for an approximately 2,500 square foot building on Laurel Avenue in Greenwood, South Carolina. Mr. Coleman is a principal shareholder of the Company and is a director of the Company and of the Greenwood Bank. The Laurel Lease expires on July 31, 2006 and provides for annual rental payments of $42,000 in each of the first five years,

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and annual rental payments of $46,200, $47,040, $47,880, $48,720 and $49,560 in
years six, seven, eight, nine, and ten, respectively, of the Laurel Lease The Company is responsible for all taxes, fees, utilities, maintenance and insurance costs relating to the leased premises. The Company believes that the terms of the Lease are no more or less favorable to the Greenwood Bank than those that would be obtainable through arms' length negotiations with unrelated third parties for similar property. The leased premises are being subleased from the Company to the Greenwood Bank for its branch operations in Greenwood, South Carolina.

BARNWELL BANK DEVELOPMENT AGREEMENT

         The Company and the organizers (the "Barnwell Organizers") of the Barnwell Bank entered into a Bank Development Agreement (the "Barnwell Development Agreement") that allocated to the Barnwell Organizers substantially all of the responsibilities relating to the development of the Barnwell Bank as a wholly-owned subsidiary of the Company, other than certain oversight responsibilities of the Company of various legal and accounting aspects, including state and federal regulatory matters, relating to the organization of the Barnwell Bank. The Barnwell Bank was organized on February 28, 1997. The Company and the Barnwell Organizers believe that the leading role being taken by the Barnwell Organizers in the development of the Barnwell Bank was necessary to demonstrate to both the Company and the Barnwell, South Carolina community the level of local interest in having the Barnwell Bank organized. The Barnwell Organizers received no compensation for any liabilities or responsibilities they assumed under the Barnwell Development Agreement.

         COST ALLOCATIONS. Under the Barnwell Development Agreement, all costs (other than legal and accounting costs) incurred by any party in connection with the formation of the Barnwell Bank, including real estate, construction, upfitting, equipment and furnishings costs, third-party bank consulting fees and regulatory filing fees, were the responsibility of the Barnwell Organizers. Marshall L. Martin, Jr., an officer of the Company, became the President of the Barnwell Bank concurrently with the commencement of its operations. Prior to Mr. Martin assuming such duties, the Barnwell Organizers also agreed to reimburse to the Company sixty percent of the cost to the Company of Mr. Martin's salary under his employment agreement with the Company (representing an annual reimbursement obligation of up to approximately $15,577). To fund their share of the costs under the Barnwell Development Agreement, the Barnwell Organizers obtained a line of credit from the Greenwood Bank (the "Barnwell Line of Credit"). See "Lines of Credit." Under the Barnwell Development Agreement, the obligations under the Barnwell Line of Credit were satisfied from the proceeds used by the Company in the capitalization of the Barnwell Bank.

         MANAGEMENT. The Barnwell Development Agreement designated the composition of the executive officers of the Barnwell Bank and provided that the initial Board of Directors of the Barnwell Bank be composed of the Barnwell Organizers and William G. Stevens (or another director or officer of the Company designated by Mr. Stevens). In addition, the following persons were appointed to the Board of Directors of the Company: Marshall L. Martin, Jr., and Clinton C. Lemon, Jr.

         OTHER PROVISIONS. In accordance with the Barnwell Development Agreement, upon the incorporation and capitalization of the Barnwell Bank, the Barnwell Organizers conveyed to the Barnwell Bank all real estate and leasehold interests held or acquired by the Barnwell Organizers in connection with the development and organization of the Barnwell Bank.

BELTON BANK DEVELOPMENT AGREEMENT

         The Company and the organizers (the "Belton Organizers") of the Belton Bank entered into a Bank Development Agreement (the "Belton Development Agreement") that allocated to the Belton Organizers substantially all of the responsibilities relating to the development of the Belton Bank as a wholly-owned subsidiary of the Company, other than certain oversight responsibilities of the Company of various legal and accounting aspects, including state and federal regulatory matters, relating to the organization of the Belton Bank. The Belton Bank was organized on March 25, 1997. The Company and the Belton Organizers believe that the leading role being taken by the Belton Organizers in the development of the Belton Bank was necessary to demonstrate to both the Company and the Belton, South Carolina community the level of local interest in having the Belton Bank organized. The Belton Organizers received no compensation for any liabilities or responsibilities they assumed under the Belton Development Agreement.

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         COST ALLOCATIONS. Under the Belton Development Agreement, all costs
(other than legal and accounting costs) incurred by any party in connection with the formation of the Belton Bank, including real estate, construction, upfitting, equipment and furnishings costs, third-party bank consulting fees and regulatory filing fees, were the responsibility of the Belton Organizers. James
A. Lollis, an officer of the Company, became the President of the Belton Bank concurrently with the commencement of its operations. Prior to Mr. Lollis assuming such duties, the Belton Organizers also agreed to reimburse to the Company sixty percent of the cost to the Company of Mr. Lollis's salary under his employment agreement with the Company (representing an annual reimbursement obligation of up to approximately $40,375). To fund their share of the costs under the Belton Development Agreement, the Belton Organizers obtained a line of credit from the Greenwood Bank (the "Belton Line of Credit"). See "Lines of Credit." Under the Belton Development Agreement, the obligations under the Belton Line of Credit were satisfied from the proceeds used by the Company in the capitalization of the Belton Bank.

         MANAGEMENT. The Belton Development Agreement designated the composition of the executive officers of the Belton Bank and provided that the initial Board of Directors of the Belton Bank be composed of the Belton Organizers and William G. Stevens (or another director or officer of the Company designated by Mr. Stevens). In addition, the following persons were appointed to the Board of Directors of the Company: James A. Lollis and James H. Horton.

         OTHER PROVISIONS. In accordance with the Belton Development Agreement, upon the incorporation and capitalization of the Belton Bank, the Belton Organizers conveyed to the Belton Bank all real estate and leasehold interests held or acquired by the Belton Organizers in connection with the development and organization of the Belton Bank.

LINES OF CREDIT

         In order to fund various costs and expenses associated with the development and organization of the Barnwell Bank, the Barnwell Organizers obtained from the Greenwood Bank a $350,000 Line of Credit bearing an annual interest rate of prime plus one percent. In accordance with the Barnwell Development Agreement, upon the incorporation and capitalization of the Barnwell Bank, the Barnwell Line of Credit was satisfied. See "Barnwell Bank Development Agreement." The Company believes that the terms of the Barnwell Line of Credit were no more or less favorable to the Greenwood Bank than those that would be obtainable through arms' length negotiations with unrelated third parties for similar services.

         Similarly, in order to fund various costs and expenses associated with the development and organization of the Belton Bank, the Belton Organizers obtained from the Greenwood Bank a $300,000 Line of Credit bearing an annual interest rate of prime plus one percent. In accordance with the Belton Development Agreement, upon the incorporation and capitalization of the Belton Bank, the Belton Line of Credit was satisfied. See "Belton Bank Development Agreement." The Company believes that the terms of the Belton Line of Credit were no more or less favorable to the Greenwood Bank than those that would be obtainable through arms' length negotiations with unrelated third parties for similar services.


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                                  PROPOSAL TWO

                     RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors, upon recommendation of the Audit Committee, has reappointed the firm of Tourville, Simpson & Henderson, Certified Public Accountants, as independent auditors to make an examination of the accounts of the Company for the fiscal year 1997, subject to shareholder ratification. If the shareholders do not ratify this appointment, other certified public accountants will be considered by the Board of Directors upon recommendation of the Audit Committee.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL. THE PERSONS NAMED IN THE FORM OF PROXY WILL VOTE THE PROXY AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED "FOR" THE RATIFICATION OF THE COMPANY'S INDEPENDENT AUDITORS.

         A representative of Tourville, Simpson & Henderson is expected to be in attendance at the Annual Meeting and will have the opportunity to make a statement and be available to respond to appropriate questions.

                                 OTHER BUSINESS

         The Board of Directors of the Company knows of no other matter to come before the Annual Meeting. However, if any matter requiring a vote of the shareholders should arise, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment.


                        PROPOSALS FOR 1998 ANNUAL MEETING

         Shareholder proposals intended to be presented at the 1998 Annual Meeting of Shareholders must be received by the Company by December 31, 1997 for possible inclusion in the proxy material relating to such meeting.

                                  ANNUAL REPORT

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, WHICH IS REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE MADE AVAILABLE TO SHAREHOLDERS TO WHOM THIS PROXY STATEMENT IS MAILED, WITHOUT CHARGE, UPON WRITTEN REQUEST TO MR. JAMES H. STARK, CHIEF FINANCIAL OFFICER, 109 MONTAGUE AVENUE, GREENWOOD, SOUTH CAROLINA 29648.


                                          By order of the Board of Directors,



                                          William G. Stevens
                                           President and Chief Executive Officer



                                          Charles J. Rogers
                                           Chairman of the Board
Greenwood, South Carolina
April 14, 1997

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